Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Registration Statement No. 333-258868 on Form S-1 of our report dated March 25, 2022 relating to the consolidated financial statements of Joby Aviation, Inc., appearing in the Prospectus Supplement, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

March 25, 2022